Exhibit A(2)

Amendment to Declaration of Trust

AMENDMENT TO

THE DECLARATION OF TRUST

OF

FUND FOR GOVERNMENT INVESTORS

            This Amendment to the Declaration of Trust (the "Amendment") of Fund For Government Investors (the "Trust"), in accordance with ARTICLE XI, Section 11.08 of the Declaration of Trust, sets forth the following:

1.         Article I, Section 1.01. of the Declaration of Trust is hereby amended to read:

            Section 1.01. Name. The name of the Trust created hereby is "FBR Fund for Government Investors".

2.         This Amendment is effective April 30, 2002.

            IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have duly executed this Amendment this 26th of April, 2002.

By:

/s/ Webb C. Hayes, IV Webb C. Hayes, IV, as Trustee and not Individually

/s/ Louis T. Donatelli Louis T. Donatelli, as Trustee and not Individually

/s/ F. David Fowler F. David Fowler, as Trustee and not Individually

/s/ Mitchell A. Johnson Mitchell A. Johnson, as Trustee and not Individually

/s/ Michael A. Willner Michael A. Willner, as Trustee and not Individually